UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

 Pursuant To Section 13 OR 15(d) Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   October 17, 2014

FUTUREWORLD ENERGY, INC.
(Exact name of registrant as specified in charter)

Delaware	000-1273988	81-0562883
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

FutureWorld Energy, Inc. 3637 4th Street North, 330 Saint Petersburg, Florida		33704
(Address of principal executive offices)		(Zip Code)

(727) 474-1816
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

FutureWorld announces today that on October 1st, 2014, the Company elected Mr. Daniel Montgomery as the Chief Executive Officer (CEO) of URVape, Inc., effective October 15, 2014. Mr. Dan Montgomery has spent his career as an innovator and entrepreneur. A National Merit Scholar, his education focused on engineering, marketing, finance, law and insurance. Montgomery has been a real estate developer, Wall Street commodities broker and founded and headed an International Trade and Finance Company which had operated worldwide, with offices in New York and Curacao, and affiliate offices in London, Milan and Seoul. Montgomery participated in task forces and panels for the State of Florida, founded a non-profit corporation for developing a program to more efficiently insure Floridians against Hurricane Risk, and has been an expert witness for the State or Florida in defense of legislation litigation.

Mr. Montgomery has a personal interest in URVape, as he has a child who has been battling Crohn's Disease for 14 years. Having sought help and care at leading national clinics and research facilities for years, he became interested in the effects of CBD, the medical component of cannabis. As CBD oil became legalized in Florida in 2014, Montgomery, under doctor's recommendation, discovered that the debilitating and painful effects of Crohn's Disease was bearable when CBD was introduced alongside his child's treatments.

Mr. Montgomery intends to put his fundraising, creative and executive skills to use in shepherding URVape into the marketplace delivering diverse "vapable" products for happiness and health. Mr. Montgomery will report directly to Mr. Talari, the CEO of FutureWorld.

FutureWorld also announces today that on October 15th, 2014, the Company promoted Mr. Bill Short to serve as Chief Executive Officer (CEO) of CB Scientific, Inc., effective immediately. Mr. Short will be relocating to Colorado to manage our Denver office where CB Scientific main office is located. The promotion was due to major sales influx from PersonalAnalytics and other major R&D in process by CB Scientific.

The FutureWorld Energy Facebook Page (https://www.facebook.com/futureworldenergy)

The FutureWorld Energy Twitter Feed (https://twitter.com/futureworldinc)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FutureWorld Energy, Inc.

/s/ Sam Talari

Sam Talari

Principal Executive Officer

Dated:  October 17, 2014